Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

212-373-3000

212-757-3990

January 23, 2008

Trian Acquisition I Corp.
280 Park Avenue, 41st Floor
New York, New York 10017

Registration Statement on Form S-1

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-1 (the “Registration Statement”) of Trian Acquisition I Corp., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) up to 5,750,000 units (including units issuable by the Company upon exercise of the underwriters’ over-allotment option) (collectively, the “Units”), each Unit consisting of (a) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (b) one warrant to purchase one share of Common Stock at an exercise price of $7.00 per share (the “Warrants”) and (ii) all shares of Common Stock and all Warrants to be issued as part of the Units (the Units and the Common Stock and Warrants underlying the Units are collectively referred to as the “Securities”). The Registration Statement was filed under Rule 462(b) under the Act and relates to the initial public offering of the Securities by the Company described in the previously filed Registration Statement on Form S-1 of the Company (Registration No. 333-147094) (the “Related Registration Statement”).

     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

      1. the Registration Statement;

      2. the Related Registration Statement;

     3. the form of the Underwriting Agreement (the “Underwriting Agreement”), which is incorporated as Exhibit 1.1 to the Registration Statement by reference;

     4. the form of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which is incorporated as Exhibit 3.1 to the Registration Statement by reference;

     5. the form of the Amended and Restated By-laws of the Company, which is incorporated as Exhibit 3.2 to the Registration Statement by reference;

     6. the form of Second Amended and Restated Warrant Agreement (the “Warrant Agreement”) to be entered into between the Company and American Stock

Transfer & Trust Company, as warrant agent (the “Warrant Agent”), which is incorporated as Exhibit 4.4 to the Registration Statement by reference;

     7. the specimen Unit certificate, which is incorporated as Exhibit 4.1 to the Registration Statement by reference;

     8. the specimen Common Stock certificate, which is incorporated as Exhibit 4.2 to the Registration Statement by reference; and

     9. the specimen Warrant certificate, which is incorporated as Exhibit 4.3 to the Registration Statement by reference.

     In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation and by-laws of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

     1. The Units have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued.

     2. The Common Stock included in the Units has been duly authorized by all necessary corporate action on the part of the Company, and when the Units and the Common Stock included in the Units are issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, fully paid and non-assessable.

     3. The Warrants included in the Units have been duly authorized by all necessary corporate action on the part of the Company, and when the Units and the Warrants included in the Units are issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, the Warrants will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) we express no opinion as to the enforceability of any indemnity provisions in the Warrant Agreement to the extent that such provisions may be limited by (a) federal or state securities laws and the public policy underlying such laws and (b) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct and (iii) we express no opinion as to the enforceability of forum selection clauses in the federal courts contained in the Warrant Agreement.

     The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP